THERMOGENESIS ANNOUNCES PLATELET RICH PLASMA (PRP) RES-Q CARDIOVASCULAR LICENSING AGREEMENT

(RANCHO CORDOVA, CA), October 19, 2010—ThermoGenesis Corp. (NASDAQ: KOOL), a leading supplier of innovative products and services that process and store adult stem cells, said today it has entered into a license and distribution agreement for its Res-Q™ 60 BMC (Res-Q) System with BioParadox, Inc., a newly-formed regenerative medicine company focusing on point-of-care cardiovascular therapies.

Under the agreement, ThermoGenesis is granting BioParadox exclusive worldwide rights for use of the Res-Q technology to automate the preparation of PRP from peripheral blood, subject to BioParadox meeting certain milestones, including initiation and completion of clinical trials to support claims and maintain the rights.

The Res-Q is a point-of-care system designed for the preparation of cell concentrates. The device, in its current configuration, is used to process stem cells from bone marrow aspirate. With a minor modification, the device design also produces PRP from peripheral blood. ThermoGenesis has filed a form 510(k) with the FDA seeking market clearance for use of the Res-Q System technology in the preparation of PRP from peripheral blood.

“We are looking forward to our collaboration with BioParadox and believe this agreement represents a milestone in our initiative to create novel applications for our proprietary Res-Q technology,” said J. Melville Engle, Chief Executive Officer of ThermoGenesis.

“We have demonstrated in our laboratories that the Res-Q technology is well suited for the preparation of PRP, and expect to file our follow up 510(k) submission to the FDA within the next two weeks. The PRP market continues to grow and this agreement places ThermoGenesis and BioParadox in the middle of this emerging field,” he added.

The agreement between the parties was filed as an exhibit to Form 8-K by the Company, and the foregoing is qualified by the terms of the agreement and disclosure in the Form 8-K, which can be viewed through the Company’s website.

About ThermoGenesis Corp.

ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of cell and tissue therapy products. These include:

•	The BioArchive® System, an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries for cryopreserving and archiving cord blood stem cell units for transplant.

•	AXP® AutoXpress™ Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP™ MarrowXpress™ and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood. The MXP is used for the preparation of cell concentrates, including stem cells, from bone marrow aspirates in the laboratory setting.

•	The Res-Q™ 60 BMC (Res-Q), a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates.

•	The CryoSeal® FS System, an automated device and companion sterile blood processing disposable, used to prepare fibrin sealants from plasma in about an hour. The CryoSeal FS System is approved in the U.S. for liver resection surgeries. The CryoSeal FS System has received the CE-Mark which allows sales of the product throughout the European community.

This press release contains forward-looking statements, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2011, and introduction of competitive products and other factors beyond our control could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2011. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward-looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Investor Relations
+1-916-858-5107, or
ir@thermogenesis.com